Exhibit 99.2

Key Energy Services, Inc.

News Release

For Immediate Release:

Contact: John Daniel

Tuesday, May 17, 2005

(432) 620-0300

KEY ENERGY PROVIDES RESTATEMENT UPDATE

MIDLAND, TX, May 17, 2005 – Key Energy Services, Inc. (Pink Sheets: KEGS) will host a conference call this afternoon at 1:00pm EDT. During the conference call, the Company intends to provide a status report on the restatement process and an update on recent business activity. The Company also announced in a separate release today its rig hours for the month of April and select financial data for the quarter ended March 31, 2005. To access the call, which is open to the public, please call the conference call operator at the following number: (800) 762-4717 and ask for the “Key Energy Conference Call.” The conference call will also be available on the web. To access the webcast go to www.keyenergy.com and select “Investor Relations.” A replay of the conference call will be available on May 17, 2005 at 8:00pm EDT and will be available for one week. To access the replay, please call (800) 475-6701. The access code for the replay is 781359.

As previously disclosed, the Company has made substantial progress with regard to the restatement process since March 31, 2005; however, the Company has determined that it will not file its annual report on Form 10-K for the year ended December 31, 2003 by May 31, 2005.  As the audit of the Company’s financial statements for the year ended December 31, 2003 has progressed, it has become clear that completing the restatement and the audit are taking significantly longer than the Company had anticipated.  Generally, the delays have resulted from the poor state of the Company’s books and records, which has made it difficult to achieve closure on many matters that are under audit.  The Company continues to diligently pursue the restatement work and the audit of its financial statements.  While there are several outstanding matters that remain to be resolved, the Company believes that it will complete its audit for 2003 and file its Annual Report on Form 10-K for the year ended December 31, 2003, although it cannot predict at this time when that may occur.

Beginning in March 2004, the Company undertook a review of its fixed asset accounting.  During the remainder of 2004 and into 2005, the Company engaged in an intensive process to determine the equipment’s existence, condition, value, proper classification, remaining depreciable lives, expected future use, and potential impairment.  Where adjustments to book value were required, it was also necessary to determine in which period such adjustments should have been recorded.  The process identified substantial deficiencies in the record-keeping and accounting for our fixed assets and has resulted in write-offs and restatement of prior period results.  In addition, as the restatement process and investigations by our Audit Committee unfolded, the Company also identified several other instances of accounting errors that required adjustments for 2003 and prior periods.  Many of the additional matters were described in the Company’s press release dated March 7, 2005.  The Company does not believe that the estimated amount of fixed asset write-downs or the nature and scope of the other accounting adjustments discussed in the March 7, 2005 release have changed materially since the issuance of that release.

6 Desta Drive, Midland, TX 79705

Issues that remain outstanding include, but are not limited to: finalizing depreciable lives for rigs and other assets, which were inconsistently applied by different operating divisions; calculating impairment for long-lived assets, which requires that fixed asset reconciliations be completed; reconciling work-in-progress accounts in light of management’s determination that, prior to the restatement process, some items were incorrectly booked as work-in-progress and many items that had been accounted for as work-in-progress were not timely reconciled; recording and documenting adjustments to an environmental accrual recorded in connection with a prior acquisition that was incorrectly calculated; reconciling historical financial statements, which has been hampered by the multitude of prior year-end audit adjustments; providing supporting documentation for purchase accounting entries and adjustments that, due to the Company’s inadequate records, has been an arduous process; accounting for certain derivatives, which has been an extremely complex and time consuming process, even though the Company unwound its position in 2003 in connection with the disposition of its oil and gas properties; and finally, the actual audit of numerous restatement adjustments.

With respect to many of the outstanding issues, as the audit has proceeded, the Company has encountered additional difficulties in locating supporting documentation for prior accounting entries, many of which affect periods prior to 2000 but which flow through into subsequent periods.  Reconciling or documenting some issues has revealed other accounting matters for which additional work is required or has subjected the existing matter to an enhanced review by the auditors.  The scope of this problem has become increasingly apparent as the Company has sought to verify and support many of the accounting adjustments required by the restatement.  In many instances, there are currently either no records or supporting documentation for accounting entries or the documentation that did exist was inadequate.  For example, for the period of 1996 to 1998, which was a period of significant acquisition activity by the Company, the electronic corporate accounting files cannot be located.  As a result, the resolution of each of the accounting issues has affected the timing of the restatement, and in many instances the resolution of particular issues is taking considerably longer than anticipated by management.  In addition, management underestimated the time required to provide accurate information to the Company’s auditors and the time required for the Company’s auditors to complete their review.  In sum, while no single issue is preventing the Company from completing the audit of its 2003 financial statements, the magnitude of the tasks resulting from the Company’s poor accounting records was underestimated.

The Company believes that many of the deficiencies are attributable to significant changes the Company has undergone during the past ten years as a result of major acquisitions and reorganizations. Since 1994, the Company has grown through a series of over 100 acquisitions.  Management believes that a number of factors contributed, over time, to the deficiencies in not only its fixed asset accounting records and related data and financial disclosures, but its accounting records and processes generally.  A number of these factors included:  rapid growth; the untimely integration of acquisitions; incomplete supporting documentation with respect to acquisitions; and the failure to establish and consolidate effective internal controls over geographically dispersed businesses, which had differing operating cultures, separate and non-standardized accounting systems and varying management philosophies.

While the recent difficulties have significantly slowed the restatement and audit process, the Company believes that the restatement and audit of 2003 financial statements can be completed, though it cannot predict at this time when the process will be done.  The Company also expects that the delay in completing the 2003 financial statements will likely result in further delays in filing the Company’s 2004 annual and quarterly financial statements as well its quarterly reports for 2005.

The Company intends to approach its senior lenders and bondholders for an additional waiver to extend the date by which it must file its audited financial statements for the year ended December 31, 2003.  The Company will also seek additional waivers from its equipment lessors, one of which has declined to provide a waiver.  The outstanding balance with such lessor is approximately $8.2 million, which the Company will pay before June 1, 2005.  In addition, the Company is exploring alternative financing for its outstanding debt.

Commenting on the restatement, Dick Alario, Chairman and CEO stated, “We regret the amount of time required for the Company to complete the restatement process, but this management team is charged with ensuring that the restatement process is done right and that we address the prior accounting problems.  The delays are due primarily to the poor record-keeping and undisciplined and inconsistent accounting practices during the periods covered by the restatement and before. New management is implementing stronger controls and business practices, and we are building a culture of accountability and managerial discipline.”

Key Energy Services, Inc. is the world’s largest rig-based well service company.  The Company provides oilfield services including well servicing, contract drilling, pressure pumping, fishing and rental tools and other oilfield services.  The Company has operations in all major onshore oil and gas producing regions of the continental United States and internationally in Argentina and Egypt.

Certain statements contained in this news release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on current expectations, estimates and projections about the Company, the Company’s industry, management’s beliefs and certain assumptions made by management.  Whenever possible, the Company has identified these “forward-looking statements” by words such as “expects”, “believes”, “anticipates” and similar phrases.  Readers are cautioned that any such forward-looking statements are not guarantees of future performance or the results of the ongoing review and restatements and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, but not limited to: the impact of the Company’s current restatement process on its results for prior and current periods; uncertainties surrounding the restatement process, including the timing and amount of the restatements; the risk of possible changes in the scope and nature of, the time required to complete, the issuance of audit opinions on the Company’s prior year financial statements and the audit of the Company’s 2003 and 2004 financial statements; risks that the Company will not be able to complete its 2003 audit and restatement of prior periods;  risks that the Company will not be able to obtain necessary waivers from its bank group and other lenders; risks that the Company will not be able to obtain alternative financing; and risks affecting activity levels for rig hours.  Because such statements involve risks and uncertainties, the actual results and performance of the Company may differ materially from the results expressed or implied by such forward-looking statements.  Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.  Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here; however, readers should review carefully reports or documents the Company files periodically with the Securities and Exchange Commission.